Form of Employment Agreement with Carl I. Carlson, III


STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

         THIS AGREEMENT entered into as of the ____ day of ________________, 1996 (the "Effective Date"), by and between UNITED CAROLINA BANK ("UCB") and CARL I. CARLSON, III ("Employee").

                           W I T N E S S E T H:

         WHEREAS, Employee is employed by and currently serves as President of TRIAD BANK (the successor by merger with Bankers Trust of North Carolina) ("Triad"), pursuant to an Employment Agreement with Triad dated December 14, 1993 (the "Prior Employment Agreement"), and in such position has provided continued leadership and guidance in the growth and development of Triad's business; and,

         WHEREAS, pursuant to an Agreement and Plan of Reorganization and Merger dated October 19, 1995 (the "Merger Agreement"), Triad has agreed to be merged into and with UCB (the "Merger") with UCB being the surviving bank; and,

         WHEREAS, Employee's experience and knowledge of Triad's operations, customers and affairs and his knowledge of and standing and reputation in Triad's market area would be of great benefit to UCB in its continuance of Triad's business; and, for that reason, UCB desires to retain Employee's services as an employee of UCB for the period specified, and Employee desires to become an employee of UCB; and,

         WHEREAS, UCB and the Employee have agreed that (i) at the effective time of the Merger (the "Effective Time"), the Prior Employment Agreement will terminate and be of no further force or effect, (ii) the Employee has elected to accept employment with UCB pursuant to this Agreement commencing at the Effective Time, (iii) notwithstanding the terms of the Prior Employment Agreement, the Employee shall be entitled to a cash payment at the Effective Time in an amount equal to Two Hundred Thousand and no/100 Dollars ($200,000), and (iv) in consideration of UCB's offer of employment hereunder and its agreement to make the above payment, the Employee will not disclose certain "confidential information" (as defined herein); and,

         WHEREAS, for that purpose, UCB and Employee have agreed and desire to enter into this Agreement to set forth the terms and conditions of Employee's employment with UCB and their agreements as to each of the above matters.

         NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, UCB and Employee hereby agree as follows:

         1. Termination of Prior Employment Agreement; Payment to the Employee. At the Effective Time, the Prior Employment Agreement will terminate and be of no further force or effect. In light of the Employee's election to accept UCB's offer of employment hereunder, and notwithstanding the terms of the Prior Employment Agreement, the Employee shall be entitled to a cash payment from UCB in an amount equal to Two Hundred Thousand and no/100 Dollars ($200,000.00) subject to customary tax withholding which shall be paid in six (6) equal consecutive monthly installments commencing on the date of this Agreement and commencing on the same day of each month thereafter. The parties agree that the $200,000 payment shall not be utilized in computing employee fringe benefits or any retirement benefits based on levels of Compensation (as defined below) to which Employee is entitled from UCB.

         2. Employment. UCB hereby agrees to employ Employee, and Employee hereby accepts employment with UCB, all upon the terms and conditions stated herein. As an employee of UCB, Employee will (i) serve as a Vice President and Regional Trust Manager of UCB, or in such other executive position or with such other similar title or titles as shall be specified from time to time by UCB, (ii) provide such assistance to UCB as it may request from time to time regarding matters involving the former customers and employees of Triad, loan quality control and review, product conversion and other tasks relating to the former operations of Triad and the transition of control over such operations to UCB, (iii) promote UCB, its business and its business development activities in Triad's former market areas, and
(iv) from time to time have such other duties and responsibilities, and render to UCB such other management services, as are customary for persons in Employee's position with UCB or as otherwise shall be assigned to him from time to time by UCB. In connection with the performance of his duties hereunder, Employee's office and principal employment location shall be at such place as UCB shall designate but, without Employee's consent, in no event outside of Guilford County, North Carolina. Notwithstanding anything contained herein to the contrary, required business travel (including reasonable overnight travel) outside of Guilford County, North Carolina in connection with his duties under this Agreement not in excess of ten (10) nights per calendar month shall not constitute a violation of this Agreement.

         Employee faithfully and diligently shall discharge his obligations under this Agreement and shall perform the duties associated with his position with UCB in a manner which is fully competent and reasonably satisfactory to UCB, and Employee shall use his best efforts to implement UCB's policies and procedures currently in effect or as are established from time to time by UCB.

         Employee hereby agrees to devote all his working time and endeavors to the discharge of his duties under this Agreement, and, for so long as employment hereunder shall exist, Employee shall not engage in any other occupation which requires any amount of Employee's personal attention during UCB's regular business hours or which otherwise interferes with Employee's attention to or performance of his duties and responsibilities as an employee of UCB hereunder, unless Employee first shall have obtained the prior written consent of UCB; provided, however, that Employee may (i) participate in civic and charitable activities in accordance with UCB's personnel policies and procedures applicable from time to time to all its employees and (ii) spend no more than one (1) day per month on family business matters, including, but not limited to, his serving as an officer or director of Piedmont Financial and Richardson Corporation.

         3. Term. Unless sooner terminated as provided in this Agreement and subject to the right of either Employee or UCB to terminate Employee's employment at any time as provided herein, the term of Employee's employment with UCB under this Agreement (the "Term of Employment") shall be for a period commencing on the Effective Date and terminating six months later at the close of UCB's business on ______________, 199_ (the "Expiration Date").

         4. Compensation. For all services rendered by Employee to UCB under this Agreement, during the Term of Employment UCB shall pay Employee base salary at a monthly rate of Seven Thousand Five Hundred and No/100 Dollars ($7,500.00) ("Base Salary"). Base Salary paid under this Agreement shall be payable not less frequently than monthly in
accordance   with  UCB's  payroll   policies  and procedures. All
Compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.

         5. Participation in Retirement and Employee Benefit Plans; Fringe Benefits. Subject to the terms and conditions of this Agreement and the Merger Agreement, Employee shall be entitled to participate in any and all employee benefit programs and incentive compensation plans and programs maintained by or for UCB that are generally available to and which cover all UCB officers at Employee's job level or classification. Except as otherwise specifically provided herein and in the Merger Agreement, Employee's participation in such plans and programs shall be subject to and in accordance with the terms and conditions (including eligibility requirements) of such plans and programs, resolutions of UCB's (or its parent company's) Board of Directors establishing such programs and plans, and UCB's normal practices and established policies regarding such plans and programs.

         During the term of this Agreement, UCB shall pay directly, or reimburse Employee for, membership dues for Employee to the Greensboro Country Club and the Greensboro Rotary Club (or similar civic club) and the expenses relating to such other memberships as may be approved by UCB from time to time. UCB also shall pay Employee's expenses to continue his certification as a certified public accountant, including the expense of continuing professional education.

         During the term of this Agreement, UCB shall pay the monthly premiums on a $300,000 face amount whole life insurance policy and one-half of the annual premium on a $25,000 whole life insurance policy, both currently owned by and insuring the life of Employee (as such policies were in effect immediately prior to the date of the Merger Agreement).

         6. Standards. Employee, in the execution of his duties under this Agreement, at all times and in all respects shall comply with the United Carolina Bancshares Corporation Statement of Policy, Principles and Objectives (the "Code of Conduct"), as the same is in effect as of the Effective Date and as it may be amended or supplemented from time to time subsequent thereto, and with all applicable federal and state statutes and all rules, regulations,
administrative  orders,   statements  of  policy  and  other
pronouncements  or standards promulgated thereunder.

         7. Confidentiality.

         (a) General.  Employee hereby  acknowledges  and agrees that
(i) in the course of his past service on behalf of Triad and future service as an employee of UCB, he has gained and will continue to gain substantial knowledge of and familiarity with Triad's and UCB's customers and their dealings with them, and other information concerning Triad's and UCB's businesses, all of which constitute valuable assets and privileged information; and, (ii) in order to protect UCB's interest in and to assure it the benefit of its succession to Triad's business, it is reasonable and necessary to place certain restrictions on Employee's disclosure of information about UCB's and Triad's business and customers. For that purpose, and in consideration of UCB's agreements contained herein, Employee covenants and agrees as provided below.

         (b) Confidentiality Covenant. Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (whether financial or otherwise, and including any files, data or information maintained electronically, on microfiche or otherwise) relating to Triad or UCB and their respective lending
and  deposit  operations  and  related  businesses,   regulatory
examinations, financing sources, financial results and condition, customers (including lists of customers and former customers and information regarding their accounts and business dealings with Triad or UCB), prospective customers, contemplated acquisitions (whether
of  business  or  assets),  ideas,  methods,   marketing investigations,
surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are confidential and proprietary to UCB and are valuable, special and unique assets of UCB's business which are not directly reproducible from any other source and to which Employee has had access as an officer and employee of Triad and will have access during his employment with UCB. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of UCB, and (ii) during the Term of Employment and at all times following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of UCB or otherwise pursuant to the direct, written
authorization  of  UCB,   Employee  will  not:  divulge  any  such
Confidential Information to any other Person; remove any such Confidential Information in written or other recorded form from UCB's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person (as hereinafter defined) other than UCB. However, following the termination of Employee's employment with UCB, this Paragraph 7(b) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without UCB's consent), which Employee is required to disclose to any governmental authority having jurisdiction over UCB, its attorneys or accountants, or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 7(b) or which otherwise breached any duty of confidentiality.

         (c) Remedies for Breach. Employee understands and acknowledges that a breach or violation by him of any of the covenants contained in Paragraph 7(b) shall be deemed a material breach of this Agreement and will cause substantial, immediate and irreparable injury to UCB, and that UCB will have no adequate remedy at law for such breach or violation. In the event of Employee's actual or threatened breach or violation of the covenant contained in Paragraph 7(b), UCB shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Employee from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if UCB institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that UCB has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by UCB of any such right, remedy, power or privilege shall not preclude UCB or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of UCB.

         Notwithstanding anything contained herein to the contrary, Employee agrees that the provisions of Paragraph 7(b) above and the remedies provided in this Paragraph 7(c) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of UCB under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

         (d) Survival of Covenants. Employee's covenants and agreements and UCB's rights and remedies provided for in this Paragraph 7 shall survive and remain fully in effect following expiration of the Term of Employment or any actual termination of Employee's employment with UCB (whether during or following expiration of the Term of Employment).

         8. Termination and Termination Pay.

         (a) By Employee. Employee's employment under this Agreement may be terminated at any time by Employee upon sixty (60) days' written notice to UCB. Upon such termination, Employee shall be entitled to receive compensation and benefits ("Compensation") through the effective date of such termination; provided however, that, upon receipt of any such notice of termination from Employee, UCB may elect for Employee not to serve out part or all of said notice period and, in such event, Employee's employment shall terminate on such date during the notice period as UCB shall specify, and in any such event UCB shall pay Compensation to Employee only through the earlier of
(i) the date the Employee commences gainful employment with another employer or (ii) the end of the notice period.

         (b) Death. Employee's employment under this Agreement automatically shall be terminated upon his death during the Term of Employment. In the case of Employee's death, his estate shall be entitled to receive any Compensation Employee shall have earned prior to the date of termination but which remains unpaid, and UCB shall continue to pay Compensation to Employee's estate each month through the unexpired portion of the Term of Employment in an amount equal to Employee's base salary (at Employee's base salary rate in effect at the time of Employee's death).

         (c)   Retirement.    Employee's   employment   under   this
Agreement automatically shall be terminated upon the effective date of Employee's retirement with UCB's consent or under the terms of UCB's pension plan. Upon any such termination, Employee shall be entitled to receive any Compensation Employee shall have earned prior to the date of retirement but which remains unpaid.

         (d) Disabilities. Subject to UCB's obligations and Employee's rights under (i) Title I of the Americans with Disabilities Act, ss.504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of UCB, Employee's
employment  under  this  Agreement   automatically  shall  be terminated
in the event Employee becomes disabled during the Term of Employment and it is determined by UCB that Employee is unable to perform the essential functions of his job under this Agreement for any consecutive period of sixty (60) business days or more during the Term of Employment. Upon any such termination, Employee shall be entitled to receive any Compensation Employee shall have earned prior to the date of termination but which remains unpaid, and shall be entitled to any payments provided under any disability income plan of UCB which is applicable to Employee.

         In the event of any disagreement between Employee and UCB as to whether Employee is physically or mentally incapacitated such as will result in the termination of Employee's employment pursuant to this Paragraph 8(d), the question of such incapacity shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of Employee and UCB or, failing such agreement, by two (2) physicians (one (1) of whom shall be selected by UCB and the other by Employee), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on Employee and UCB. UCB shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 8(d).

         (e) By UCB. UCB otherwise may terminate Employee's employment at any time during the Term of Employment and for any reason satisfactory to UCB (and whether or not for "Cause" as defined below). Upon any such termination of Employee's employment by UCB under this Paragraph 8(e) for "Cause", Employee shall have no further rights under this Agreement (including any right to receive Compensation or other benefits for any period after such termination). Upon any such termination of Employee's employment by UCB during the Term of Employment under this Paragraph 8(e) which is not for "Cause," UCB shall continue to pay Compensation to

Employee each month through the unexpired portion of the Term of Employment in an amount equal to Employee's base salary (at Employee's base salary rate in effect at the time of such termination) plus an amount equal to the monthly amount available to Employee at the time of such termination for the purchase of benefits under UCB's flexible benefits "cafeteria" plan. However, UCB shall have no obligation or liability to Employee for any other benefits Employee would have if he continued as an employee of UCB.

         Notwithstanding anything contained herein to the contrary, before UCB may terminate Employee's employment for a Cause described in Paragraph 8(e)(i) below, UCB first shall give Employee ten (10) days written notice of the facts or circumstances constituting such Cause for termination, and, if during such period Employee shall cure such Cause to the reasonable satisfaction of UCB, then Employee's employment shall continue; provided however, that, in the event of any reoccurrence or further occurrence of the same Cause, UCB shall have no obligation to give Employee any further or additional notice or opportunity to cure prior to the termination of Employee's employment. No such notice shall be required in the case of termination of Employee's employment for any Cause other than as described above.

         For purposes of this Paragraph 8(e), UCB shall have "Cause" to terminate Employee's employment upon:

                  (i) A determination by UCB, in good faith, that Employee (A) has breached in any material respect any of the terms or conditions of this Agreement, (B) has failed in any material respect to perform or discharge his duties or responsibilities of employment, or (C) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of UCB or which has had or likely will have a material adverse effect on UCB's business or reputation;

                  (ii) The  violation  by  Employee of the Code of
         Conduct or of any  applicable   federal  or  state  law,  or
         any  applicable   rule, regulation,   order  or   statement  of
         policy   promulgated   by  any governmental agency or authority
         having jurisdiction over UCB or any of its affiliates or subsidiaries (a "Regulatory Authority"), including but not limited to the Federal Deposit Insurance Corporation, the North
         Carolina  Banking  Commissioner,   the  North  Carolina  State
         Banking Commission, the Federal Reserve Board or any other banking regulator, which results from Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to UCB or any of its affiliates or subsidiaries or to UCB's reputation;

                  (iii) The commission in the course of Employee's employment with UCB of an act of fraud, embezzlement, theft or proven personal dishonesty, or Employee's being indicted for any felony or other crime involving moral turpitude (whether or not such act or charge involves the Bank or its assets or results in criminal indictment, charges, prosecution or conviction);

                  (iv) The conviction of Employee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, UCB or its bank holding company; or, in the event
         Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of UCB's affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority;

                  (v) The exclusion of Employee by the carrier or underwriter from coverage under UCB's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees, or the occurrence of any event which UCB believes, in good faith, will result in Employee being excluded from such coverage, or having coverage limited as to Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such "blanket bond" or other fidelity bond or insurance policy;

                  (vi) Employee's excessive use of any addictive drug or use of any controlled substance, as defined at 21 U.S.C. ss.802 and listed on Schedules I through V of 21 U.S.C. ss.812, as revised from time to time, and as defined by other federal laws and regulations, his use of legal drugs that have not been obtained legally or are not being taken as prescribed by a licensed physician, or his use of alcohol in a manner that adversely affects the performance of his job duties under this Agreement, prevents him from performing his job duties safely or creates a risk to the safety of others at the workplace; or,

         (e) Except as otherwise provided below, upon the earlier of expiration of the Term of Employment or any actual termination of Employee's employment with UCB under this Agreement for any reason, the provisions of this Agreement likewise shall terminate and be of no further force or effect. Employee's covenants contained in Paragraph 7 above shall survive and remain in effect following expiration of the Term of Employment or any actual termination of Employee's employment (whether during or following expiration of the Term of Employment); and, provided further, that UCB's obligation for the continued payments under Paragraph 8(e) above following termination of Employee's employment by UCB not for

"Cause," shall survive and remain in effect following any termination of this Agreement.

         9. Change in Control.

         (a) In the event of an involuntary termination of Employee's employment with UCB (other than for "Cause" as defined in Paragraph 8 hereof) in connection with a "Change in Control" (as defined in Paragraph 9(b) hereof) of UCB or United Carolina Bancshares Corporation ("Bancshares"), Employee shall be entitled to receive immediately all benefits and Compensation provided in this Agreement. For purposes of this Paragraph 9, Employee's employment with UCB shall be deemed to be involuntarily terminated if at any time after a Change in Control and prior to Employee's retirement, (i) Employee's position and duties with UCB are changed so as not to be commensurate with his position and duties with UCB prior to such Change in Control, or (ii) Employee's employment with UCB is transferred outside of Guilford County, North Carolina.

         (b) For the purposes of this Agreement, the term Change in Control shall mean any of the following events:

                  (i) After the effective date of this Agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing fifty-one percent (51%) or more of any class of voting securities of either Bancorp or UCB; or

                  (ii) All or substantially all of the assets of either Bancshares or UCB are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group.

         Notwithstanding the other provisions of this Paragraph 9, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Employee and UCB agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

         (c) In the event any dispute shall arise between Employee and UCB (or any successor corporation) as to the terms or interpretation of this Agreement, including this Paragraph 9, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee to enforce the terms of this Paragraph 9 or in defending against any action taken by UCB (or any successor corporations), UCB (or any successor corporation) shall reimburse Employee for all costs and expenses, proceedings or actions, in the event Employee prevails in any such action.

         10. Additional Regulators Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that UCB (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

         (a) UCB is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

         (b) in the  opinion of counsel to UCB such  payment or action
(i) would be prohibited by or would violate any provision of state or federal law applicable to UCB, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended,
(ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

         11. Advisory Board Service. Except for termination of employment hereunder by UCB for "Cause" or by the Employee pursuant to Paragraph 9 hereof, upon the termination of the Employee's employment under this Agreement, UCB shall recommend Employee for appointment to its Greensboro, North Carolina local advisory board for a period of not less than one (1) year. For service on such board, the Employee shall be compensated in accordance with the then current Compensation provisions and standards in effect for UCB's local advisory boards.

         12. Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of UCB which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of UCB.

         (b) UCB is contracting for the unique and personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of UCB.

         13. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14. Applicable Law. The parties hereto agree that without regard to principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Agreement and that any suit or action relating to this Agreement shall be instituted and prosecuted in the Courts of the County of Guilford, State of North Carolina, and each party hereto hereby does waive any right or defense relating to such jurisdiction and venue, except to the extent that federal law shall be deemed to apply.

         15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. Notices. Except as otherwise may be provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when deposited with the United States Postal Service, registered or certified mail, postage prepaid, as follows:

         If to UCB:

                  United Carolina Bank
                  127 West Webster Street
                  Post Office Box 632
                  Whiteville, North Carolina 28472

                  Attention: David L. Thomas

                  With a copy to:

                  Alfred E. Cleveland, Esq.

                  McCoy, Weaver, Wiggins, Cleveland & Raper
                  202 Fairway Drive
                  Fayetteville, North Carolina 28305

         If to Employee:

                  Carl I. Carlson, III
                  Post Office Box 22006
                  Greensboro, North Carolina  27420

Such notice shall be deemed to be received upon receipt or refusal, if delivered by hand, or upon receipt or refusal as evidenced by the return receipt therefor, if delivered by registered or certified mail.

         18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

         19. Entire Agreement. This Agreement and the other documents attached hereto and incorporated herein by reference contain the entire understanding and agreement of the parties, and there are no agreements, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

         IN WITNESS WHEREOF, UCB has caused this Agreement to be executed by its duly authorized officer in pursuance of authority duly given by its Board of Directors, and Employee has set hereunto his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, all as of the day and year first above written.


                                      UNITED CAROLINA BANK



                                      By:  _________________________
                                                 David L. Thomas
                                             Executive Vice President


                                      EMPLOYEE:



                                            _________________________(SEAL)
                                              Carl I. Carlson, III

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